Zion Oil & Gas Newsletter
July 31, 2009

Dr. Eliezer Kashai - Zion's Vice President - Israeli Exploration

Dear Shareholder and/or Friend of Zion...

Some of Zion's greatest assets do not appear on our balance sheet at all.

One example of this is Zion's Vice President, Israeli Exploration - Dr. Eliezer Kashai - who has more than fifty years of geological experience in Israel.

He began consulting for John Brown, in connection with the Joseph Project, in late 1999 and has been helping Zion ever since.

Dr. Kashai studied geology at the University of Sciences, Budapest, Hungary, holds Masters and Ph.D. degrees from the Hebrew University in Jerusalem and is a widely recognized authority on the Triassic formation of Israel.

During his career, he worked for the national petroleum companies of Israel, including 16 years for Lapidoth Israel Oil Prospectors Company Ltd and 12 years for Oil Exploration (Investments) Ltd.

Dr. Kashai has also served as President of the Israel Geological Society.

To quote from American author Clarence Day's 1921 book, 'The Crow's Nest':

"Information's pretty thin stuff unless mixed with experience."

Well, Dr. Kashai has plenty of experience and Zion has been lucky to have the benefit of that experience.

Zion's Glen Perry (President and Chief Operating Officer), Stephen Pierce (Exploration Manager) and Dr. Eliezer Kashai were the authors of Zion's 'Permian Report' that was filed with the Israeli Petroleum Commissioner late in 2007. To quote from the Permian Report Summary that Zion subsequently released to our shareholders and the public:

'Zion’s acreage position, located in north-western Israel, provides the Company an excellent opportunity to test the Permian. Zion’s Joseph License and the Asher-Menashe License areas are positioned above major paleo-topographic highs on the western edge of the Arabian Plate. The geology of Zion’s area appears to be analogous to that on the productive northeastern margin of the peninsula (Kuwait, Iran, Saudi Arabia, Qatar and on to Oman).

Zion’s favorable position permits the drilling of wells that can reach the Permian with available drilling equipment and offers large areas of enclosure for migration and entrapment of hydrocarbons. The license areas are consistent with the full development of the petroleum system model for a Permian prospect comprised of a hydrocarbon source, reservoir, seal, timing of migration and the entrapment of hydrocarbons.

Zion is now confident that with the relatively shallow depths of the Permian, it can drill through all three members of the Arqov formation and most likely into the lower Sa’ad formation, the two formations which comprise the Permian section in Northern Israel, and still retain sufficient porosity to produce commercial hydrocarbons.'

As you can read below, we are approaching our ultimate target depth and expect, soon after, to be able to begin logging the Permian and evaluating the drilling results from the Permian.

The sooner, the better...

The Ma'anit-Rehoboth #2 Well - 'Climbing the Rig'

Drilling Operations on the Ma'anit-Rehoboth #2 Well

This past week, we continued to make drilling progress and, as I write, we are drilling through a shaley siltstone (a hardened fine-grained sedimentary rock) at a depth of approximately 16,400 feet (5,000 meters) and are again making progress towards our final target of approximately 18,040 feet (5,500 meters).

(New) Rights Offering

On Wednesday, July 29, 2009, Zion filed a registration statement with the Securities and Exchange Commission with respect to a proposed Rights Offering to its common stockholders of up to two (2) million shares of common stock. Each whole subscription right will entitle the holder to purchase one share of common stock for $5.00.

Under the proposed rights offering, stockholders have the right to purchase thirteen (13) shares of stock for every one hundred (100) shares of common stock owned on the record date. This is identical to 0.13 subscription rights for each share of common stock owned on the record date.

Should the rights offering be fully subscribed, the company expects to receive gross proceeds of $10 million, to be used for Zion’s multi-well drilling plan.

As I noted in the Press Release (see below):

"Although it is not usual to engage in a rights offering immediately following a rights offering, Zion's Board of Directors have decided to do exactly that.

In June 2009, we raised gross proceeds of $21 million from a rights offering to common stockholders, but as the rights offering was over-subscribed, we returned approximately $1.1 million in over-subscriptions.

Due to the very positive reception that our shareholders gave to the completed rights offering and in order to afford an opportunity to shareholders who were not able to exercise subscription rights to the extent that they desired, our Board of Directors decided to commence a new rights offering to our stockholders at the same per share subscription price as the offering completed in June 2009.

Our drilling program is expensive and we need additional capital in order to fully execute our business plan. So, prior to accessing other sources of capital, we want to give existing shareholders the opportunity to participate in our capital-raising efforts in a manner that allows them to maintain their proportional ownership interest in us."

So, if you were among the many hundreds of our stockholders who did not receive as many $5 shares as you subscribed for, this is your 'second chance' opportunity. Obviously, this offer is open to everyone who is a stockholder of record on the (as yet undetermined) record date.

Israel's Channel 2 TV Visits Zion

Visit by Israel's Channel 2 TV and French TV

As I mentioned last week, Israel's 'Channel 2 TV' company sent a team to interview Zion's Founder, John Brown and film our work, on Wednesday, July 22, 2009. Channel 2 is the most popular channel in Israel and attracts millions of viewers every week.

The seven-minute news documentary film about Zion Oil was not aired last week as planned. We have been advised that the film is now scheduled to be shown on Israeli TV - Channel 2 at 8:15 p.m. this Saturday night (August 1st). After the piece has aired on Israeli TV, we will try and obtain a digital copy to post on our website.

French Press Agency AFP Visits Zion

On Wednesday, July 29, 2009, Agence France-Presse (AFP) sent a team to interview Zion's Founder, John Brown and film our work for French TV.

I was interested to learn that AFP traces its history back to 1835 and Agence Havas, the world’s first international news agency. In August 1944, as France was being liberated from Nazi occupation, journalists in the resistance seized the Paris headquarters of the news agency and renamed the agency Agence France-Presse.

The AFP team was clearly fascinated, not only by John and his words of deep faith, but also by all the activity at the drill site.

We are clearly attracting a lot of media interest.

Hopefully, we will have to get used to that, whether we like it or not...

"May the Lord be gracious to us and bless us
and make his face shine upon us...

...Then shall the earth yield its increase
and the Lord will bless us."

Psalm 67:1, 6

Thank you for your continued support of Zion

Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

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FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, geophysical and geological data and interpretation, anticipated attributes of geological strata being drilled, drilling efforts and locations, timing and potential results thereof and plans contingent thereon, are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION ( 1-888-891-9466 ).

More information about Zion is available at www.zionoil.com or by contacting Kim Kaylor at Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, TX 75231; telephone 1-214-221-4610; email: dallas@zionoil.com